EXHIBIT 22.1




                           SUBSIDIARIES OF THE COMPANY



                                                                State of
                               Percentage of                  Incorporation
       Subsidiary                Ownership                   or Organization
       ----------                ---------                   ---------------

Heritage State Bank                100%                    Montana State
                                                           Commercial Bank

Heritage Bank, FSB                 100%                    Montana Federal
                                                           Savings Bank

Community Service Corp.            100% (indirect)         Montana Corporation

Valley Bancorp, Inc.               39.93% as of            Arizona Bank
                                   12/31/99 (54.03%        Holding Company
                                   as of 3/8/00)